AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1997
                                                     REGISTRATION NO. 333-31045
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             IDX SYSTEMS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             VERMONT                                     03-0222230
--------------------------------------------------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

      1400 SHELBURNE ROAD, P.O. BOX 1070, SOUTH BURLINGTON, VERMONT 05403
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


   PHAMIS, INC. AMENDED AND RESTATED 1983 COMBINED NONQUALIFIED AND INCENTIVE
                               STOCK OPTION PLAN
    PHAMIS, INC. 1993 COMBINED INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                        AS AMENDED THROUGH MAY 14, 1996
            PHAMIS, INC. 1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                       AS AMENDED THROUGH JANUARY 1, 1996
            PHAMIS, INC. SALARY SAVINGS AND DEFERRAL PLAN AND TRUST
                      AS AMENDED THROUGH FEBRUARY 22, 1996
                       PHAMIS, INC. CAIN OPTION AGREEMENT
--------------------------------------------------------------------------------
                            (Full title of the plans)


                               RICHARD E. TARRANT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             IDX SYSTEMS CORPORATION
      1400 SHELBURNE ROAD, P.O. BOX 1070, SOUTH BURLINGTON, VERMONT 05403
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (802) 862-1022
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:

     ROBERT W. BAKER, JR., ESQ.                        PETER B. TARR, ESQ.
      IDX SYSTEMS CORPORATION                           HALE AND DORR LLP
        1400 SHELBURNE ROAD                              60 STATE STREET
           P.O. BOX 1070                           BOSTON, MASSACHUSETTS 02109
     SOUTH BURLINGTON, VT 05403                           (617) 526-6000
           (802) 862-1022

                                EXPLANATORY NOTE


     This Amendment No. 1 to Registration Statement on Form S-8 of IDX Systems Corporation (File No. 333-31045) (the "Registration Statement") is being filed, in accordance with the requirements of the Securities Act of 1933, as amended, to add the signature of the trustee of the Salary Savings and Deferral Plan and Trust. This signature was unintentionally omitted from the original EDGAR filing of the Registration Statement.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on August 25, 1997.

                             IDX SYSTEMS CORPORATION

                             By: /s/ Richard E. Tarrant
                                 --------------------
                                 Richard E. Tarrant
                                 President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title (Capacity)                   Date

/s/ Richard E. Tarrant        President, Chief Executive         August 25, 1997
----------------------------- Officer and Director
Richard E. Tarrant            (Principal Executive Officer)

/s/         *                 Vice President, Finance and        August 25, 1997
----------------------------- Administration, Chief Financial
John A. Kane                  Officer and Treasurer (Principal
                              Financial Officer and Principal
                              Accounting Officer)

/s/         *                 Director                           August 25, 1997
-----------------------------
Robert H. Hoehl

/s/         *                 Director                           August 25, 1997
-----------------------------
Paul L. Egerman

/s/         *                 Director                           August 25, 1997
-----------------------------
Henry M. Tufo, M.D.

/s/         *                 Director                           August 25, 1997
-----------------------------
Stuart H. Altman, Ph.D.

/s/         *                 Director                           August 25, 1997
-----------------------------
Steven M. Lash

/s/         *                 Director                           August 25, 1997
-----------------------------
Frank T. Sample

/s/         *                 Director                           August 25, 1997
-----------------------------
Malcolm A. Gleser, M.D., Ph.D.


*  By:   /s/ Richard E. Tarrant
         ------------------------
         Richard E. Tarrant
         Attorney-in-Fact

         THE SALARY SAVINGS AND DEFERRAL PLAN AND TRUST. I, the undersigned trustee of the Salary Savings and Deferral Plan and Trust, hereby constitute and appoint Richard E. Tarrant, John A. Kane, Robert W. Baker, Jr., Esq. and Peter
B. Tarr, Esq., and each of them singly, my true and lawful attorneys with full power to them, to sign for me and in my name, in the capacity indicated below, the Amendment No. 1 to Registration Statement filed herewith, and any and all amendments to the Registration Statement and generally to do all such things in my name and behalf in my capacity as trustee to enable IDX Systems Corporation to comply with the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Amendment No. 1 to Registration Statement and any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on August 25, 1997.



                                                   SALARY SAVINGS AND DEFERRAL
                                                   PLAN AND TRUST



                                                   By: /s/  Frank T. Sample
                                                       --------------------
                                                       Frank T. Sample
                                                       Trustee